EXHIBIT 99.1

John W. Temple
2253 E. Fairfield St.
Mesa, AZ 85213
Phone 480-969-5525

January 10, 2008

TO THE BOARD OF DIRECTORS OF
Advance Display Technologies, Inc.

I John W Temple hereby resign as a member of the Board of Directors of Advance Display Technologies, Inc. effective immediately.

/s/ John W Temple
John W Temple